Tidal Trust III 485APOS

Exhibit 99(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 104 and Amendment No. 107, to the Registration Statement on Form N-1A of TH GARP India Rising Leaders ETF, a series of Tidal Trust III.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

February 28, 2025